UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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INTELLISYNC CORPORATION
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Under the Securities Exchange Act of 1934

Subject Company: Intellisync

Commission File No.: 0-21709

Intellisync Sales Team Instructions

This document is a reference guide created to assist the Intellisync sales team in communicating and explaining to customers, partners and prospects the potential definitive agreement with Nokia.  These guidelines are consistent with the messaging and copy that will be utilized on the company’s Website and in several email and direct communications shortly after the announcement is made.  The copy and short Q&A attempts to address a number of anticipated and likely questions that could be raise by external parties regarding the definitive agreement between Nokia and Intellisync, the proposed acquisition terms and planned integration, and the rationale behind management and the directors’ decision and process.  This is neither a complete nor prioritized list of questions.  In all cases when communicating with internal or external parties, to not deviate from the approved responses provided below.  In those cases where questions arise that are not addressed below, please defer these to the appropriate individual on the Intellisync senior management team (Woody, Clyde, Rip, David) or counsel (Rich).

Intellisync Sales Team Communication Guidelines Regarding Nokia Acquisition

(Internal Use Only)

There are strict SEC requirements regarding verbal and written communication about the acquisition or any reference to the acquisition. Please read this document carefully in order to ensure adherence to these requirements.  If you have questions, please discuss with your sales manager or contact Clyde Foster directly.

IMPORTANT: Guidelines to follow until the acquisition closes

•                  Do not share confidential information with anyone outside Intellisync.

•                  Do not create and distribute documents that discuss the transaction or include a reference to the transaction.

•                  Do not make joint sales calls or respond to customer questions about Nokia products until instructed to do so after the transaction is approved.

•                  If you are not currently having conversations with anyone at Nokia, do not begin them now.

•                  If you are currently having discussions or negotiations with Nokia (e.g., Nokia Forum participation, device support, events, marketing, etc.) continue these discussions on a “business as usual” basis; and do not adjust your discussions or decisions based on the pending acquisition.

•                  Do not make statements about the impact on products, organization structure or employees, or how any aspect of the company, its products, its customers or people will change after closing.

•                  Do not speak to the press or analysts (both industry and financial) about the proposed acquisition.

APPROVED AND NON-APPROVED COMMUNICATIONS

IMPORTANT!

You may be contacted by investors, analysts and press directly.  DO NOT TAKE THESE CALLS!  Refer all questions to Rip Gerber (rgerber@intellisync.com) or Intellisync Corporate Communications at 408-321-3835; shaulic@intellisync.com who will route the query to appropriately designated spokespeople at both companies.

Specific spokespeople from the enterprise and carrier sales organizations have been designated to communicate with customers & partners on the day ‘intent to acquire’ is announced and the weeks thereafter. Please check with Clyde Foster or your manager regarding your specific responsibility, if any.

Communications Objectives

Below the term customers refers to customers, prospect, partners, OEM partner including device OEMs, software OEMs, reseller, distributors, retailers and any other parties under the broad categories of customers and customer channels.  The primary objective of your communication with customers is to convey the following:

1.               Reassurance to customers - continuation of Intellisync product line & strategy

2.               Business as usual until the Nokia acquisition closes and post-closure – customers and partners are one of the most important assets to be acquired by Nokia

3.               Consistent and accurate messaging and message reinforcement on the intent, synergies, plans going forward with Intellisync and Nokia, including Nokia’s device management, wireless email and enterprise mobility strategies.

Top-Line Messages

Please restate (verbatim is best) the messages and text conveyed in the press releases from both companies.  These messages are as follows:

•                              This acquisition will help drive growth and broaden Nokia’s and Intellisync’s combined portfolio and intends to focus on and protect the investments of customers both now and in the future.

•                              Customers will have increased ability to connect almost any device to any data source, application or network. Adding Intellisync’s technologies to Nokia’s product portfolio will empower enterprise companies and operators, offering the mobile devices of choice while delivering a simple, integrated mobile voice and application experience. Intellisync is the best complement to Nokia in terms of technology offerings, company culture and vision.

•                              The Nokia brand, mobile device leadership, customer reach and partner relationships,  coupled with Intellisync’s proven platform support  including Palm, Pocket PC, Java, Smartphone, Linux and Symbian and proven software technologies puts the combined entity squarely at the core  of mobility for any customer.

•                              Enterprise, carrier management and IT departments will find it simple to mobilize their workforces and customers no matter where their starting point – whether it comes to selecting devices, enabling access to email and secure corporate data, while carriers are facing more and more complexity to support these demands.  In fact, Nokia states in their press release that, “Looking through our customers’ eyes, we identified this acquisition as the best way provide solutions to those challenges.  The combination of our portfolios puts Nokia at the epicenter of mobility for any customer.”

•                              This acquisition is about combining Nokia’s heritage in mobility, security and voice with Intellisync’s strength in multiple device platform support (Palm, PocketPC, Windows Mobile, Java, Linux, and Symbian) and proven software technologies (email, device management, synchronization) provides the ability to connect practically any device from any vendor, built on any platform, to any data source, application, or network and puts Nokia/Intellisync at the core of any mobility solution for businesses of all sizes.

•                              Intellisync’s technologies will extend Nokia’s leadership in enterprise mobility and the combined product portfolios will provide more choices for carriers and enterprises.

•                              Both companies have strong customer relationships and the intent to protect customer investments when the companies do combine and integrate. Following that, the combined intent and message to customers will be that Nokia will ultimately be able to offer more.  It may not matter where the customer’s starting point is (Nokia, Intellisync, wireless email, device mgmt, etc.) or what the customers goals are related to mobility, the fact will be that the combined portfolio that would result from the Intellisync acquisition will ultimately provide customers with more choice and a better experience across a broader array of devices.

•                              Given Nokia’s solid market history, customers should be reassured that the combination will result in thinking long-term about development, emerging technologies and serving customers in the future.  This should also give customers confidence about the staying power of Nokia. Our belief is that with this acquisition, we will be able to bring certain technologies and features faster.

•                              No matter what customers decide to do in the future when it comes to mobile product choices, Intellisync is very aware that our customers have already made an investment in Intellisync and we are prepared to help customer realize a return on that investment as part of Nokia.

•                              Intellisync, as a part of Nokia, intends to continue to bring to market practical mobility platforms that will grow with customer strategies and customer needs.

•                              Intellisync teams will continue to partner with the channel and our goal is to continue to bring the latest messaging and mobility solutions to the market.

•                              This is view by management of both companies as a win-win for both customers and channels.  This acquisition broadens the channel opportunity beyond mobile email and security to include a suite of products including device management and synchronization.

Nokia vs. Intellisync – Products and Customers

What do we tell our customers about Nokia Business Center (NBC) vs. Intellisync’s Mobile Suite™?

Until the acquisition close NBC is a competing offer to Intellisync on the email front.  You cannot refer to NBC until the deal closes. Up until deal closure, you will focus only on Intellisync products, services and solutions.

How can we learn more about what kind of products or services Nokia offers?

Please visit Nokia’s website at www.nokia.com

When do you expect to announce the new product roadmap for the combined group?

This aspect of the proposed acquisition will be determined over the next few months and will depend upon several factors including the transaction approval, market forces, economic, strategic and operational considerations. We will communicate further (and appropriately) as more information becomes available and possible to provide.

How do the wireless email products between NBC and Intellisync differ?

The NBC offering is currently limited to Exchange with Nokia devices.

What are the sales rules of engagement?

Until the deal closes, we need to stay focused on our business and competing with NBC.

When will customers learn about the acquisition?

The day of the announcement and follow-up phone calls from Intellisync reps

How should we interact with Nokia if we were involved in any current projects with them prior to the announcement of the proposed acquisition?

Business as usual. Make no reference to the acquisition.

What should an employee do if there is a competing opportunity within an account?

The two businesses will compete as they do in the normal course of business.

When will combined solutions be made available to customers?

After final deal closure.

Does Intellisync have partners/collaborations that may be impacted (negatively or positively) through this acquisition by Nokia?

Some customers and partners will be concerned about Nokia’s commitment to multi device support. Nokia is very committed to supporting all vendor’s devices and giving the carrier or the enterprise choice over device selection.  We will need to reassure our device partners and carrier customers of this commitment.

Intellisync Sales Organization and Team

How will the Intellisync sales force be trained on the combined offerings?

After deal closure.

What does merger mean to Intellisync’s field sales force?

One of the key aspects of our value to Nokia is our experienced sales team. We expect to continue to operate in all the markets we are currently serving.

What components of Intellisync’s compensation plan will change?  Will there be changes in the quota system?  Will the sales comp plans be integrated?  Will Nokia be adopting one of them?  Which one?

Nokia intends to adopt the existing sales compensation architecture with no plans at this time to make changes to the plan design.  Quotas and other targets of course will be driven from business planning process.  However, this may change, and management will communicate further (and appropriately) as more information becomes available and possible to provide.

Will both companies receive incentives for selling the other company’s products or services?

The products and services will not belong to separate identities. They will belong to one identity (Nokia) after final deal closure.

Additional Information and Where to Find It

Intellisync has agreed to file a proxy statement in connection with the proposed acquisition. The proxy statement will be mailed to the stockholders of Intellisync. Intellisync’s stockholders are urged to read the proxy statement and other relevant materials when they become available because they will contain important information about the acquisition and Intellisync. Investors and security holders may obtain free copies of these documents (when they are available) and other documents filed with the Securities and Exchange Commission (the “SEC”) at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Intellisync by going to Intellisync’s Investor Relations page on its corporate website at www.intellisync.com/investors/

In addition, Intellisync and its officers and directors may be deemed to be participants in the solicitation of proxies from Intellisync’s stockholders with respect to the acquisition. A description of any interests that Intellisync’s officers and directors have in the acquisition will be available in the proxy statement. In addition, Nokia may be deemed to be participating in the solicitation of proxies from Intellisync’s stockholders in favor of the approval of the acquisition. Information concerning Nokia’s directors and executive officers is set forth in Nokia’s proxy material for its 2005 annual general meeting, which was filed with the SEC on February 14, 2005, and Nokia’s 2004 annual report on Form 20-F filed with the SEC on March 8, 2005. These documents are available free of charge at the SEC’s web site at www.sec.gov or by going to Nokia’s Investor Relations page on its corporate website at www.Nokia.com

A Note About Forward Looking Statements

Forward-looking statements in this Q&A, including but not limited to statements related to the proposed acquisition, the timing and ability of the companies to successfully complete the proposed acquisition, potential combined product offerings by Nokia following completion of the transaction, the impact of the transaction on Nokia’s position in the marketplace, the plans for integration of the two companies, titles and positions or executives, the outcomes and voting decisions of directors and shareholders, and comments regarding strategic options facing the Company and potential outcomes of any discussions or decisions, are based on current expectations and beliefs and are subject to numerous risks and uncertainties that could cause actual results to differ materially. Factors that could cause actual results to differ materially include risks associated with uncertainties related to the approval of the transaction by Intellisync’s shareholders and by regulatory authorities, the effect of continued weakness of general economic factors on the overall demand for Intellisync’s products and services, the timing of market adoption and movement toward mobile solutions and data synchronization solutions, the ability of Intellisync to offer its products and services into new territories and markets, the market adoption of new mobile devices, margin erosion, market shrinkage, economic uncertainty related to terrorism and conflict in the Middle East and elsewhere in the world, timely introduction, availability and acceptance of new products, the impact of competitive products and pricing, as well as additional risk factors, as discussed in the “Risk Factors” section of Intellisync’s Annual Report on Form 10-K for the year ended July 31, 2005 and Intellisync’s quarterly reports filed from time to time with the U.S. Securities and Exchange Commission. Intellisync disclaims any obligation to update any forward-looking statements as a result of developments occurring after the date of this Q&A.